UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2012

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

3 MacArthur Place, Suite 100

Santa Ana, California 92707

(Address of principal executive offices, including zip code)

714-513-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison Mission Energy (“EME”) has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside EME’s control. EME has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with EME’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2012, Edison Mission Group and Mission Energy Holding Company modified certain tax sharing agreements to provide for expiration of the agreements by their terms with respect to EME and its direct and indirect subsidiaries at the close of the tax year ending December 31, 2013.  Pursuant to the terms of the agreements as modified, unless terminated earlier or further modified or extended, EME would no longer participate in the tax allocation agreements with respect to any tax years after 2013 and consequently no longer receive tax allocation payments for tax years after 2013.

Discussions are ongoing among EME, Edison International, and advisors to EME’s noteholders regarding potential restructuring transactions of EME.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1. Modification No. 1 to Mission Energy Holding Company Amended and Restated Tax Allocation Agreement dated as of November 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edison Mission Energy

Date:	November 21, 2012	/s/ Maria Rigatti
MARIA RIGATTI
Senior Vice President and Chief Financial Officer